Pulse Entertainment Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Pulse Entertainment Corporation

We have audited the accompanying consolidated balance sheet of Pulse Entertainment Corporation and its subsidiary (the “Company”) as of June 30, 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from October 10, 2013 (inception) to June 30, 2014. Pulse Entertainment Corporation management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pulse Entertainment Corporation as of June 30, 2014, and the results of its operations and its cash flows for the period from October 10, 2013 (inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP
Marlton, New Jersey
October 6, 2014

F-1

Pulse Entertainment Corporation

Consolidated Balance Sheet

June 30, 2014

Assets
Current assets:
Cash and cash equivalents	$1,539,719
Prepaid legal fees	134,675
Other prepaid expenses and other current assets	70,023
Total current assets	1,744,417
Fixed assets, net	22,886
Total assets	$1,767,303

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued expenses	$1,017,575
Total current liabilities	1,017,575
Stockholders’ equity

Preferred stock – $0.0001 par value: 100,000,000 shares authorized and -0- shares issued and outstanding at June 30, 2014	__
Common stock – $0.0001 par value: 300,000,000 shares authorized and 21,535,252 shares issued and outstanding at June 30, 2014	2,153

Additional paid-in capital	9,224,263
Subscription receivable	(153,276)
Accumulated deficit	(8,323,412)
Total stockholders’ equity	749,728
Total liabilities and stockholders’ equity	$1,767,303

See accompanying notes to the consolidated financial statements.

F-2

Pulse Entertainment Corporation

Consolidated Statement of Operations

For the period from October 10, 2013 (inception) to June 30, 2014

Revenues	$1,451,534

Operating costs and expenses:
Digital build, animation and production services	5,591,110
Selling, general and administrative	4,183,836
Total operating expenses	9,774,946

Loss from operations	(8,323,412)

Loss before taxes	(8,323,412)
Provision for income taxes	-
Net loss	$(8,323,412)

See accompanying notes to the consolidated financial statements.

F-3

Pulse Entertainment Corporation

Consolidated Statement of Changes in Stockholders’ Equity

For the period from October 10, 2013 (inception) to June 30, 2014

	Common Stock		Additional Paid-In	Subscription	Accumulated	Total Stockholders’
	Shares	Par Value	Capital	Receivable	Deficit	Equity
Balance, October 10, 2013 (inception)	-	$-	$-	$-	$-	$-
Issuance of Common Stock at inception	12,520,000	1,252	-	(1,252)		-
Conversion of convertible securities	1,734,104	188	2,794,762			2,794,950
Common Stock issued for cash	4,127,696	413	5,068,201	(152,024)		4,916,590
Common Stock issued for services	3,153,452	300	1,428,339			1,428,639
Acquisition of Tradition Studio IP			(67,039)			(67,039)
Net loss		-			(8,323,412)	(8,323,412)
Balance, June 30, 2014	21,535,252	$2,153	$9,224,263	$(153,276)	$(8,323,412)	$749,728

See accompanying notes to the consolidated financial statements

F-4

Pulse Entertainment Corporation

Consolidated Statement of Cash Flows

For the period from October 10, 2013 (inception) to June 30, 2014

Cash flows from operating activities
Net loss	$(8,323,412)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	980
Stock issued for services	1,428,639
Changes in assets and liabilities:
Prepaid expenses and other current assets	(204,698)
Accounts payable, accrued expenses, and other current liabilities	936,475
Net cash used in operating activities	(6,162,016)

Cash flows from investing activities
Purchases of property and equipment	(9,805)
Net cash used in investing activities	(9,805)

Cash flows from financing activities
Proceeds from the sale of convertible securities, net	2,794,950
Proceeds from the sale of common stock	4,916,590
Repayment of loan from officer	(5,000)
Proceeds from loan from officer	5,000
Net cash provided by financing activities	7,711,540

Net increase in cash and cash equivalents	1,539,719
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$1,539,719

Supplemental disclosure of cash flow information:

Subscription receivable	$153,276
Contribution of fixed assets from related party	$14,060
Assumption of liabilities from related party	$81,100

See accompanying notes to the consolidated financial statements.

F-5

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements

1. Basis of Presentation and Business Description

Business Description

Pulse Entertainment Corporation (“Pulse Entertainment” or the “Company”) is a creatively driven, digital production and intellectual property company, established to produce specialized, high-impact applications of computer-generated human likeness for utilization in entertainment, life sciences, education and telecommunication. Founded by leading producers of photorealistic digital humans, Pulse Entertainment develops “virtual humans” for live and holographic concerts, advertising, feature films, branded content, medical applications and training.

Pulse Entertainment was incorporated in Delaware on October 10, 2013. The fiscal year end is June 30.

During the first month of operation, Pulse Entertainment entered into a multi-year contract with the Michael Jackson Estate to produce a computer-generated and animated human likeness of the late popular entertainer Michael Jackson. This agreement provides for a revenue share related to the use of the likeness in any and all media. On May 18, 2014, the likeness appeared in a live performance of the Michael Jackson song “Slave to the Rhythm” at the Billboard Music Awards, a performance that was produced by Pulse Entertainment and aired on American Broadcasting Company to a television broadcast audience.

Pulse Entertainment’s wholly-owned subsidiary The Kopp Initiative, LLC was incorporated in Florida on January 20, 2014. It was formed to obtain certain talent and performers for the virtual Michael Jackson performance as described above.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated during the consolidation process.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

F-6

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

Liquidity

The Company has, since its inception in October of 2013, been highly dependent on raising capital to fund its start up and growth strategies. To date, the Company has raised capital from the sales of its common stock without restrictive covenants from institutional investors and strategic partners (See Note 6 – Capitalization) and advances from Pulse Evolution Corporation, a related party (“Pulse Evolution”) (See Note 8 – Subsequent Events). In addition, Pulse Evolution has raised additional capital to finance execution of its complimentary business plan from sales of its unregistered common stock. On September 30, 2014, the Company and Pulse Evolution completed an initial closing under the terms of a share exchange agreement they entered into whereby the Company became a subsidiary of Pulse Evolution.

The Company’s core business is the acquisition from estates and other rights holders of certain intellectual property rights to create virtual celebrities, and the right to present, and license to others to present, those virtual performers in live, and a variety of live-virtual and commercial formats.

In execution of its business plan, the Company has chosen to pursue a model whereby it provides virtual performers for appearances and collects royalties when the Company has an ownership interest in the intellectual property rights for the virtual performer (the “Talent Model”). Under the Talent Model, the Company may permit other producers to create performances that make use of virtual performers created by the Company.

The Company is also exploring and developing opportunities to act as a producer of events (the “Producer Model”), thereby enabling the company to exert significant creative and technological control over the performance productions, and to capture significantly greater portions of the realizable economic value created by the virtual performance.

The Company may in the future execute its business plan using a blend of the Talent and Producer Models. Under both models, the Company expects to earn services revenues on all digital construction, animation, and production services that it provides, plus royalties when the work involves intellectual property rights held by the Company. Under both models, the Company has significant discretion to determine to what extent the creative and production resources, which are primarily labor costs, are engaged on an as-needed basis for each project or production (“Contract Talent”), and to what extent the Company carries a concentration of creative and production resources in-house (“In-House Talent”).

While execution of the Producer Model enables the Company to capture more of the value created by the virtual performers, it also requires the Company to raise significant amounts of production capital, which is similar to project financed equity or non-recourse debt into production subsidiaries. Executing this model with In-house Talent gives the Company certain strategic advantages and flexibility in the development of new concepts and application of new technologies, yet it also requires a higher employee headcount and the related operating overhead.

Our Company’s ability to fund our operations and meet our obligations on a timely basis is dependent on our ability to match our available financial resources to our operating model (Talent vs. Producer) and our execution strategy (Contract Talent vs. In-House Talent). The decisions the Company makes with regard to operating model and execution strategy drive the level of capital required and the level of its financial obligations.

If the Company is unable to generate cash flow from operations and successfully raise sufficient additional capital through future debt and equity financings or strategic and collaborative ventures with potential partners, the Company would likely have to reduce its dependence on In-House Talent and limit many, if not all, of its activities as a producer.

The Company has analyzed its liquidity requirements and has determined that it has sufficient liquidity to execute its business plan under the Talent Model for the next 12 months.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. At June 30, 2014, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Allowance for Doubtful Accounts

The Company maintains a policy to record allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial conditions of these customers were to deteriorate and impair their ability to make payments, additional allowances may be required. No allowance for doubtful accounts was considered necessary at June 30, 2014.

Revenue Recognition

The Company entered into a production services contract in 2014 with the Michael Jackson Estate that provides revenues based on certain production services. Revenue is recognized on a straight-line basis over each contract period, as defined in each agreement. As the production services are rendered, revenue is recognized.

F-7

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

Production Costs

Production costs consist primarily of amounts due to third-party providers that the Company uses to help create and deliver the Company’s digital and live performance productions. Under the percentage-of-completion contract accounting method, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 605-35, when the current estimates using the percentage of completion method for determining total contract revenues costs indicate a loss, a provision for the entire loss on the contract should be recognized.

As of June 30, 2014 the Company’s only production services contract is with the Michael Jackson Estate. Given the Company’s ongoing revenue share interest in the virtual Michael Jackson property, the Company would normally capitalize production costs and amortize them over the estimated revenue recognition period. However, the virtual Michael Jackson created by the Company represents a new form of entertainment whose acceptance and applications are unknown. Because the timing and amount of future revenues under the contract cannot be reasonably determined or estimated at this time, the Company has elected to recognize all costs under the contract as incurred, thereby creating a loss position in the contract as of June 30, 2014.

Vendor Concentration

As of June 30, 2014, certain third-party providers used to create content through digital build, animation and production services on behalf of the Company accounted for greater than ten percent of the total costs of the Virtual Michael Jackson production. Two vendors accounted for approximately $3.9 million or 69.9% of total production costs or 38.0% and 31.9%, respectively.

The Company does not believe that the concentration of business from these vendors represent significant risk to the Company based on past experience and the availability of similar vendors in the industry.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers are depreciated over five years. Equipment and furniture and fixtures are depreciated over seven years.

Segment Reporting

The Company currently operates in only one segment. Its sole contract is with an entity that is located in the United States.

F-8

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

The carrying amount of receivables and accounts payable approximates fair value due to the short-term nature of these instruments.

Income Taxes

The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established against deferred tax assets because, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of June 30, 2014, the Company does not believe any material uncertain tax positions are present. Accordingly, interest and penalties have not been accrued due to an uncertain tax position and the fact the Company has reported tax losses since inception.

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently evaluating the impact, if any, on adopting ASU 2014-09 on the Company’s results of operations or financial condition.

F-9

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

3. Commitments and Contingencies

Operating Leases

The Company leases office space under non-cancelable operating leases with an expiration date of March 31, 2015. Rent expense for the period from inception to June 30, 2014 was approximately $77,000. Monthly lease expense is approximately $12,000 with a remaining obligation under the lease of approximately $108,000.

Advisory Agreements

On March 19, 2014, the company entered into an Investor Introduction Agreement (“the Agreement”) with an international advisory services group (“the Advisor”). The Advisor is to support the Company in its fund raising process through introductions of potential investors and to assist the Company in developing its investor relations strategy. The Agreement calls for the Advisor to be paid a success fee in cash equal to six percent of all investments introduced by the Advisor. In addition the Advisor shall be entitled to shares equal to three percent of the underlying shares issued in any such transactions. As of June 30, 2014, the Advisor had been paid approximately $330,000 in cash. Additionally the Advisor had earned 488,830 shares of common stock, of which 224,869 shares of common stock were issued. A liability has been recognized for the portion of shares not issued as of June 30, 2014 of approximately $457,000, which is recorded in accrued expenses.

On May 14, 2014, Pulse Entertainment entered into a business development advisory agreement (the “Business Development Agreement”) with a consulting firm (the “Consultant”) wherein the Consultant agreed to provide certain production and promotion services to Pulse Entertainment in exchange for consideration including cash, equity, an operating budget and production credits as specified in the Business Development Agreement. The Business Development Agreement provides for certain performance milestones and for termination by either party with 30 days’ notice. The maximum potential equity consideration is comprised of up to 200,000 stock options with an exercise price of $1.73 per share as follows:

●	100,000 options immediately upon execution of the Agreement

●	up to 50,000 options each quarter for the following two quarters, beginning three months from the date of the Agreement, if certain performance targets are achieved.

Because Pulse Entertainment had not yet established an equity incentive plan under which the options could have been formally granted at the time the Business Development Agreement was executed, and accordingly had not reserved shares of common stock for issuance under an equity incentive plan, there was insufficient information to determine the fair value of the option grant at the effective date of the Business Development Agreement. Therefore, Pulse Entertainment is unable to determine the fair value of the option grant on the grant date and has not recorded a liability on its books and records. Once the terms of the option agreement are defined, Pulse Entertainment will determine the fair value of the option grant and record stock based compensation expense and record a liability. When the Company adopts and approves a compensatory incentive plan, the Company will reclassify the liability to additional paid in capital.

F-10

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the consolidated balance sheets.

The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position.

The Company is involved from time to time in routine litigation arising in the ordinary course of conducting business. The Company’s management believes no pending routine litigation will have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows.

4. Related-Party Transactions

The Company has entered into an agreement with New Venture Associates Inc. (“NVA”), a wholly owned entity of the Executive Vice Chairman of the Board of Directors of the Company. As of June 30, 2014, the Company paid $426,550 to NVA for services related to three equity funding transactions. NVA subsequently paid $234,602 to the Company’s Executive Chairman, and $95,974 to the Company’s Chief Executive Officer, for services related to the above-mentioned equity transactions.

The Company paid fees to Alternative 2 Holding AG. The Executive Vice Chairman of the Board of Directors of the Company is a beneficial owner of Alternative 2 Holding AG. As of June 30, 2014 the Company had paid $40,000 to Alternative 2 Holding AG for services provided to the Company.

The Company received services from Clematis Properties Inc. The Executive Vice Chairman of the Board of Directors of the Company is a beneficial owner of Clematis Properties, Inc. As of June 30, 2014 the Company had paid Clematis Properties $177,269 for services provided to the Company.

The Company received services from Textor Ventures Inc., a wholly owned entity of the Executive Chairman of the Board of Directors of the Company, prior to his becoming an employee of the Company. As of June 30, 2014 the Company had paid $165,154 to Textor Ventures Inc. for services provided to the Company prior to his employment.

F-11

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

The Company received consulting services from the Chief Executive Officer of the Company for services provided prior to his becoming an employee of the company. As of June 30, 2014 the Company had paid $40,000 for services provided to the Company prior to his employment from the Company.

During October 2013, the Executive Chairman of the Company entered into an agreement with the Company to loan $5,000 for seed financing. As of June 30, 2014, the Company has repaid the loan in full and there is no balance outstanding.

In March 2014, the Company incurred approximately $3,000 of expenses on behalf of Art Story LLC and has recorded a receivable in other current assets as of June 30, 2014. The Executive Chairman of the Board of the Company has a controlling interest in Art Story, LLC.

On April 4, 2014, Pulse Entertainment Corporation entered into an Asset Transfer and Assignment Agreement (the “Transfer Agreement”) with Tradition Studios I.P. Acquisition Inc., a related party (“Tradition”) to memorialize Tradition’s October 10, 2013 contribution to Pulse Entertainment of certain property and equipment with a historical cost of approximately $14,000. As consideration for the contribution of assets, Pulse Entertainment assumed general liabilities with a historical cost of approximately $81,000, resulting in a transfer of net liabilities of approximately $67,000. Also Pulse Entertainment issued to Tradition 6,500,000 shares of its common stock. As of the effective date of the Transfer Agreement, the Executive Chairman of Pulse Entertainment had a majority control of Pulse Entertainment and also had majority control of Tradition. The transfer of assets and liabilities was considered a common control transaction in accordance with the accounting guidance in ASC Topic 605-35, Business Combinations. As such, Pulse Entertainment recorded the assets and liabilities at historical cost at the time of the transfer with a charge against equity in additional paid in capital for the net liabilities at the time of transfer.

5. Property and Equipment

Property and equipment at June 30, 2014 was as follows:

	2014	Useful Life
Computer and other equipment	$5,207	5 years
Furniture and fixtures	18,659	7 years
	23,866
Accumulated depreciation	(980)

Property and equipment, net	$22,886

For the period from October 10, 2013(inception) to June 30, 2014, depreciation expense was $980.

6. Capitalization

Preferred Stock

The Company is authorized to issue 100,000,000 shares of Preferred Stock with a par value of $0.0001 per share. Subject to the Stockholders Agreement, authority is granted to the Board to fix the powers, including the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, dividend, liquidation, exchange or other special rights and qualifications, limitations or restrictions of each series of Preferred Stock.

F-12

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

Convertible Securities

On December 9, 2013, the Company entered into a Convertible Securities Purchase Agreement (the “Convertible Securities Agreement”) with a single investor wherein the Company sold 1,734,104 shares of the convertible securities at a price of $1.73 per share for total net proceeds of approximately $2.5 million (the “Investment Amount”). If a Qualified Equity Financing as defined in the Convertible Securities Agreement occurred prior to February 15, 2014, then the Investment Amount shall have automatically converted into fully paid and non-assessable shares of the Company’s Preferred Stock issued in such Qualified Equity Financing at a price per share equal to sixty percent (60%) of the price per share paid by the other purchasers of Preferred Stock. The Company did not complete a Qualified Equity Financing before February 15, 2014 and in May 2014, the holders of the Convertible Securities agreed to convert all outstanding convertible securities outstanding into 1,734,104 shares of common stock at a price per share of $1.73.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock with a par value of $.0001 per share. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock. Each holder of common stock is entitled to vote on all matters and is entitled to one vote for each share held. On June 30, 2014, there were 21,535,252 shares issued and outstanding.

Common Stock Issued to Service Providers

The Company has issued 3,153,452 shares of common stock to third party service providers during the period from October 2013 (inception) to June 30, 2014 in exchange for services valued at approximately $1.428 million. The Company determined the fair value of the services rendered using the most readily available information of the value of the services or the fair value of the common stock at the time the common stock was issued.

Effective, October 10, 2013, the Company issued 6,500,000 shares of its common stock pursuant to the April 4, 2014 Asset Transfer and Assignment Agreement (the “Transfer Agreement”) the Company entered into with Tradition. See “Note 4 – Related Party Transactions.”

7. Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax.

F-13

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

A reconciliation of the statutory U.S. federal rate to the Company’s effective tax rate is as follows:

June 30, 2014
U.S. federal statutory income tax rate	34.0%
State taxes, net of federal benefit	3.6
Permanent items	(0.1)
Change in valuation allowance	(37.5)
Effective tax rate	0.0%

The components of the net deferred tax asset/ (liability) as of June 30, 2014 is as follows:

June 30, 2014
Net federal operating loss carry forward	$2,825,765
Net state operating loss carry forward	301,692
Depreciation	(392)
Net deferred tax assets before valuation allowance	3,127,065

Valuation allowance	(3,127,065)
Net deferred tax assets after valuation allowance	$-

The Company has determined, based upon the weight of available evidence, that it is more likely than not that the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance against it.

As of June 30, 2014, the Company has federal net operating loss carry forward of approximately $8,311,072 and has state net operating loss carry forward of $8,311,072. The federal and state net operating loss carry forwards will expire, if not utilized, by 2034. Utilization of the net operating loss carry forward may be subject to an annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company is not currently under examination at the Federal and state levels. Currently only the period from October 10, 2013 (inception) to June 30, 2014 is subject to examination. At the date of the financial statements there were no known assessments.

F-14

Pulse Entertainment Corporation

Notes to Consolidated Financial Statements (continued)

8. Subsequent Events

The Company evaluated events and transactions that occurred after the balance sheet date through October 3, 2014, the date at which the financial statements were available.

On September 26, 2014, Pulse Entertainment entered into a share exchange agreement (the “Share Exchange Agreement”) with Pulse Evolution Corporation (“PLFX”) pursuant to which PLFX agreed to issue up to 119,272,816 shares of its unregistered common stock, $0.001 par value (the “Common Stock”) to the shareholders of Pulse Entertainment holding 21,535,252 shares of its issued and outstanding common stock (the “Share Exchange”), such shares representing 100% of the issued and outstanding common stock of Pulse Entertainment.

On September 30, 2014, certain shareholders of the Company exchanged common stock held by those shareholders into shares of PLFX pursuant to the Share Exchange agreement totaling 17,466,383 shares or 81.1% of the Company’s common stock. As a result of this transaction, the Company became a subsidiary of PLFX.

Subsequent to June 30, 2014 the Company has received several advances from Pulse Evolution Corporation that totaled $974,000.

Beginning on July 15, 2014, and continuing through the date hereof, Pulse Evolution has sold an aggregate of 4,855,000 shares of its common stock for a total sales price of $2,225,000. It intends to use the proceeds for working capital purposes. On a consolidated basis, Pulse Evolution and the Company have raised approximately $9.935 million since their inception.

F-15